Exhibit 10.1

THIRD AMENDMENT
TO
CREDIT AGREEMENT
dated as of
March 4, 2013
among

Blueknight Energy Partners, L.P.,
as Borrower,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD Amendment to Credit Agreement (this “Third Amendment”) dated as of March 4, 2013, is among BLUEKNIGHT ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”); JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.
R E C I T A L S
The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 25, 2010 (as amended by the First Amendment to Credit Agreement dated as of April 1, 2011 and the Second Amendment to Credit Agreement dated as of November 2, 2012, the “Credit Agreement”), pursuant to which the Lenders have made certain extensions of credit available to the Borrower.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all references to Sections and Articles in this Third Amendment refer to Sections and Articles of the Credit Agreement.

Section 2.Amendments to Credit Agreement.

2.1    Amendments to Section 1.1.

(a)The definition of “Consolidated EBITDA” is hereby amended by adding the following sentence at the end thereof:

For the purposes of calculating Consolidated EBITDA for any fiscal quarter ending on or after December 31, 2012, Consolidated EBITDA may include, at the Borrower's option, any Material Project EBITDA Adjustments.

(b)The following definitions are hereby added where alphabetically appropriate to read as follows:

“Material Project EBITDA Adjustments” means, with respect to the construction or expansion of any capital project of the Borrower or any of its Restricted Subsidiaries, the aggregate budgeted capital cost of which exceeds $5,000,000 (each a “Material Project”):

(a)    on any date prior to the date on which a Material Project has achieved commercial operation (the “Commercial Operation Date”) (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project) of an amount to be approved by Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project, such amount to be determined based on (i) customer contracts or tariff-based customers relating to such Material Project, the creditworthiness of the other parties to such contracts or such tariff-based customers, and projected revenues from such contracts, tariffs, capital costs and expenses, scheduled Commercial Operation Date, and (ii) other factors deemed appropriate by the Administrative Agent, which amount may, at the Borrower's option, be added to actual Consolidated EBITDA for the fiscal quarter of the Borrower in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, and (iv) longer than 270 days, 100%; and

(b)    beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected Consolidated EBITDA attributable to such Material Project (determined in the same manner as set forth in clause (a) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at Borrower's option, be added to actual Consolidated EBITDA for such fiscal quarters (but net of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date);

provided however, that notwithstanding the foregoing, (I) no such additions shall be allowed with respect to any Material Project unless: (y) not later than 30 days (or such shorter period approved by the Administrative Agent in its sole discretion) prior to the delivery of any Compliance Certificate required by the terms and provisions of Section 6.2(a), to the extent Material Project EBITDA Adjustments will be made to Consolidated EBITDA in determining compliance with Section 7.1, the Borrower shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA attributable to such Material Project, and (z) prior to the date such Compliance Certificate is required to be delivered, the Administrative Agent shall have approved (such approval not to be unreasonably withheld, conditioned or delayed) such projections and shall have received current estimates as to Material Project completion percentage, the expected Commercial Operation Date, any known material delays with respect thereto, and such other information and documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and (II) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 15% of the total actual Consolidated EBITDA for such period (which total actual Consolidated EBITDA shall be determined without including any Material Project EBITDA Adjustments).

“Pro Forma Compliance” means, for any date of determination, that the Borrower is in pro forma compliance with the Consolidated Total Leverage Ratio covenant set forth in Section 7.1(a), as the Consolidated Total Leverage Ratio is recomputed using (i) Consolidated Total Debt as of such date of determination and (i) Consolidated EBITDA for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date of determination for which financial statements are available.

2.2    Amendment to Section 7.6(d). Section 7.6(d) is hereby amended and restated in its entirety to read as follows:

(d)    so long as both before and immediately after giving effect thereto, on a Pro Forma Basis, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, and (ii) the amount of the Total Available Revolving Commitments is greater than $10,000,000 and (iii) the Borrower is in Pro Forma Compliance, the Borrower may declare cash distributions to the holders of its Capital Stock in an amount not to exceed “Available Cash” (as such term is defined in the Borrower Partnership Agreement) pursuant to and in accordance with the terms of the Borrower Partnership Agreement (“Quarterly Distributions”); and

2.3    Amendment to Section 7.7(k). Section 7.7(k) is hereby amended and restated in its entirety to read as follows:

(k)    in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Restricted Subsidiaries if, both before and after giving effect to any such Investment, the aggregate amount of Investments outstanding under this Section 7.7(k) shall not exceed an amount equal to twenty percent (20%) of Consolidated Net Tangible Assets.

Section 3.Conditions Precedent. This Third Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement) (the “Effective Date”):

3.1    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this Third Amendment on or prior to the Effective Date.

3.2    The Administrative Agent shall have received from the Required Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Third Amendment signed on behalf of such Persons.

3.3    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

3.4    No Default shall have occurred and be continuing, after giving effect to the terms of this Third Amendment.

Section 4.Miscellaneous.

4.1    Confirmation. The provisions of the Credit Agreement, as amended by this Third Amendment, shall remain in full force and effect following the effectiveness of this Third Amendment.

4.2    Ratification and Affirmation; Representations and Warranties. The Borrower hereby: (a) acknowledges the terms of this Third Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, after giving effect to the amendments contained herein; (c) agrees that from and after the

Effective Date each reference to the Credit Agreement in the Guarantee and Collateral Agreement, the Mortgages and the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Third Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Third Amendment: (i) all of the representations and warranties made by the Borrower contained in each Loan Document to which it is a party are true and correct in all material respects, unless such representations and warranties are stated to relate to a specific earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such earlier date and (ii) no Default has occurred and is continuing.

4.3    Loan Document. This Third Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

4.4    Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5    NO ORAL AGREEMENT. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMOUNG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENT S BETWEEN THE PARTIES.

4.6    GOVERNING LAW. THIS THIRD AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first written above.

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

By:	/s/ Alex G. Stallings
Name:	Alex G. Stallings
Title:	Chief Financial Officer and Secretary

Signature Page to Third Amendment to
Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Robert Traband
Name:	Robert Traband
Title:	Managing Director

Signature Page to Third Amendment to
Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Third Amendment to
Credit Agreement

LLOYDS TBS BANK PLC, as a Lender

By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone
Title:	Assistant Vice President G011

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Vice President F014

Signature Page to Third Amendment to
Credit Agreement

SOCIETE GENERALE, as a Lender

By:	/s/ Chad Clark
Name:	Chad Clark
Title:	Managing Director

Signature Page to Third Amendment to
Credit Agreement

NATIXIS, as a Lender

By:	/s/ Jarrett C. Price
Name:	Jarrett C. Price
Title:	Vice President

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

Signature Page to Third Amendment to
Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Clinton Gerst
Name:	Clinton Gerst
Title:	Vice President

Signature Page to Third Amendment to
Credit Agreement

MIZUHO CORPORATE BANK LTD., as a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

Signature Page to Third Amendment to
Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ David C. Brooks
Name:	David C. Brooks
Title:	Director

Signature Page to Third Amendment to
Credit Agreement

VITOL REFINING, B.V., as a Lender

By:
Name:
Title:

Signature Page to Third Amendment to
Credit Agreement

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By:	/s/ Rodney P. Hutchinson
Name:	Rodney P. Hutchinson
Title:	Executive Director

By:	/s/ Antonio Nanez
Name:	Antonio Nanez
Title:	Executive Director

Signature Page to Third Amendment to
Credit Agreement

LIBERTY ISLAND FUNDING 2011-1 LTD., as a Lender

By:
Name:
Title:

Signature Page to Third Amendment to
Credit Agreement
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